Exhibit 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. •  3505 W. Sam Houston Parkway N., Suite 400 • Houston, TX 77043 • 281-618-0400 • fax: 281-618-0505

For Immediate Release	16-018

Date: October 26, 2016	Contact: Erik Staffeldt VP-Finance & Accounting

Helix Announces Proposed Offering of New Convertible Senior Notes for Partial Repurchase of Outstanding Convertible Senior Notes

Houston, Texas: October 26, 2016 – Helix Energy Solutions Group, Inc. (NYSE: HLX) today announced its intention to offer, subject to market and other conditions, approximately $125 million principal amount of Convertible Senior Notes due 2022 (the “2022 Notes”). This public underwritten offering of the 2022 Notes is made pursuant to Helix’s effective shelf registration statement as filed with the Securities and Exchange Commission. Helix expects to use the proceeds from the issuance of the 2022 Notes to repurchase and retire a portion of its currently outstanding $185 million principal amount of 3.25% Convertible Senior Notes due 2032 (first put/call date in March, 2018) and for other general corporate purposes, including the repayment of other indebtedness. Raymond James & Associates, Inc. is acting as the sole underwriter for this offering.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended. Any offer, if at all, will be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained, when available, from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Equity Syndicate (telephone: 800-248-8863 or email: Andrea.Lanham@raymondjames.com). Electronic copies of the prospectus and prospectus supplement may also be obtained, when available, by visiting EDGAR on the SEC’s website at www.sec.gov.

About Helix

Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog;

employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).